PostRock
Energy Corporation

SUPPLEMENTAL INFORMATION

MAY 2015

Cautionary Statement

PostRock Energy Corporation

Forward-Looking Statements - Opinions, forecasts, projections or statements, other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove correct. Actual results may differ materially due to a variety of factors, some of which may not be foreseen. These risks and other risks are detailed in our filings with the Securities and Exchange Commission, including risk factors listed in our annual report on Form 10-K and our other filings with the SEC. Our SEC filings may be found at www.pstr.com or www.sec.gov. By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes except as required by applicable law.

Cautionary Note to Investors - The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC's definitions for such terms. We may use terms in this presentation, such as "resources," "net resources," "net unrisked resources" and similar terms that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the oil and gas disclosures in our Form 10-K and our other filings with the SEC.

Reserves Overview – 3/31/15

PostRock Energy Corporation

	Reserve Category	Gross Locations	Net Locations	Net Gas (Bcf)[1]	Net Oil (MBbls)[1]	Net Equiv. (Bcfe)[2]	PV8 ($MM)[1]	Net Unrisked Resource Potential[2,3]
Cherokee Basin	PDP	2,623	2,615	68.2	351	70.3	$76.0	-
	PDNP	340	338	6.4	16	6.5	4.4	-
	PUD	478	478	16.2	414	18.7	6.5	35.9 Bcfe
	Total Proved	**3,441**	**3,431**	**90.7**	**781**	**95.4**	**86.9**	
	Probable	1,009	1,009	3.8	164	4.8	1.8	70.1 Bcfe
	Total Cherokee Basin	**4,450**	**4,440**	**94.5**	**944**	**100.2**	**$88.7**	
Central Oklahoma Oil	PDP	59	44	2.4	1,629	12.1	$37.3	-
	PDNP	8	7	0.1	129	0.8	3.0	-
	PUD	30	23	2.2	718	6.5	7.2	1,581.0 MBoe
	Total Proved	**97**	**74**	**4.6**	**2,476**	**19.4**	**47.4**	
	Probable	17	14	0.9	718	5.2	5.2	1,084.0 MBoe
	Total Central Oklahoma Oil	**114**	**88**	**5.5**	**3,194**	**24.6**	**$52.6**	
Appalachia	PDP	396	369	5.8	149	6.6	$9.4	-
	PDNP	117	109	2.4	26	2.6	1.5	-
	PUD	8	8	-	-	-	-	-
	Total Appalachia	**521**	**486**	**8.2**	**175**	**9.2**	**$10.9**	
Total	PDP	3,078	3,028	76.3	2,129	89.1	$122.6	-
	PDNP	465	454	8.9	171	9.9	8.9	-
	PUD	516	509	18.3	1,132	25.1	13.7	45.4 Bcfe
	Total Proved	**4,059**	**3,991**	**103.5**	**3,431**	**124.1**	**145.2**	
	Probable	1,026	1,023	4.7	882	10.0	7.0	76.6 Bcfe
	Total	**5,085**	**5,014**	**108.2**	**4,314**	**134.0**	**$152.2**	

Reserves By Category



PROB
8%
PUD
19%
PDNP
7%
PDP
66%

Reserves by Area



Appalachia
7%
Central
Oklahoma Oil
18%
Cherokee Basin
75%

Source: Company Information

(1) Reserves and PV8 based on company estimates using Benchmark Price Deck for WTI oil and Henry Hub natural gas of $60.00 oil and $3.00 gas in 2015, $65.00 oil and $3.50 gas in 2016, $70.00 oil and $4.00 gas in 2017, $75.00 oil and $4.00 gas in 2018 and thereafter

(2) Conversion rate of 6:1 Mcf per Boe

(3) Based on total net remaining locations assuming no economic cutoff

Cherokee Basin Economics

PostRock Energy Corporation

CBM Type Curve & Assumptions


100
10
1
0
12
24
36
48
60
72
84
96
108
120
Month
Gas (Mcfd, Sales)

Single Well IRR Sensitivity

Capex	Benchmark Price Deck[2]	$3.50	$4.00	$4.50	$5.00
	Natural Gas ($/Mcf)				
3/31/15[1]	11.7%	7.6%	14.2%	19.9%	25.5%
(10.0%)	14.3%	10.4%	17.4%	23.7%	29.9%
(20.0%)	17.6%	13.8%	21.3%	28.4%	35.4%

Summary of Drilling Opportunities

- Low-risk infill and downspacing drilling locations targeting multiple coal seams
- Typical depth range of 500 to 1,200 feet
- Single well assumptions
  - PUD EUR range: 91-140 MMcf
  - 100% natural gas
  - D&C $120M - $140M
  - $403/Month fixed LOE
  - $0.68/Mcfe gathering fee
  - $0.99/Mcfe F&D costs

Cherokee Basin PV8 ($ in millions)

Capex	Benchmark Price Deck[2]	$3.50	$4.00	$4.50	$5.00
	Natural Gas ($/Mcf)				
3/31/15	$88.7	$75.5	$99.1	$147.8	$196.4
(10.0%)	93.4	76.2	110.2	158.8	207.5
(20.0%)	96.2	76.8	121.2	169.9	218.5

(1) Assumes $126k/well
(2) Benchmark Price Deck for WTI oil and Henry Hub natural gas of $60.00 oil and $3.00 gas in 2015, $65.00 oil and $3.50 gas in 2016, $70.00 oil and $4.00 gas in 2017, $75.00 oil and $4.00 gas in 2018 and thereafter. At current capital costs, a 10% increase in each year of the Benchmark Price Deck would result in an additional $25.5 million of PV8

Central Oklahoma Oil Economics

PostRock Energy Corporation

Hunton Type Curve & Assumptions



Peak 24-hr Rate = 315 Bbl/d oil, 300 Mcf/d gas
1,000
100
10
1
0
12
24
36
48
60
72
84
96
108
120
Month
Gas (Mcfd, Wellhead)
Oil (Bopd)
Equiv (Boe d)

Single Well IRR Sensitivity

Crude Oil ($/Bbl)

Capex	Benchmark Price Deck[2]	$60.00	$70.00	$80.00	$90.00
3/31/15[1]	16.3%	10.2%	17.4%	25.6%	35.3%
(10.0%)	20.4%	13.7%	22.5%	32.9%	45.1%
(20.0%)	26.2%	18.6%	29.9%	43.4%	59.5%

Summary of Drilling Opportunities

- 10 horizontal wells targeting Hunton formation
- Additional drilling potential in the Woodford, Red Fork, Wilcox, Skinner and Viola formations
- Horizontal Hunton Single Well Assumptions
  - EUR Range: 233-286 MBoe
  - 73% oil / 27% natural gas
  - D&C $2.8 MM
  - $3,166/month fixed LOE
  - $0.14/bbl water
  - $11.65/Boe F&D costs

Central Oklahoma Oil PV8 ($ in millions)

Crude Oil ($/Bbl)

Capex	Benchmark Price Deck[2]	$60.00	$70.00	$80.00	$90.00
3/31/15	$52.6	$35.0	$50.3	$67.2	$84.1
(10.0%)	56.5	36.9	53.8	70.7	87.6
(20.0%)	59.1	38.7	57.3	74.2	91.1

(1) Assumes $2.8 million/well

(2) Benchmark Price Deck for WTI oil and Henry Hub natural gas of $60.00 oil and $3.00 gas in 2015, $65.00 oil and $3.50 gas in 2016, $70.00 oil and $4.00 gas in 2017, $75.00 oil and $4.00 gas in 2018 and thereafter. At current capital costs, a 10% increase in each year of the Benchmark Price Deck would result in an additional $12.0 million of PV8